                                                          EXHIBIT 3.1.1 (1 of 2)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                      AMERICAN NATIONAL CAN HOLDINGS, INC.

               American National Can Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

               1 . Article I of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE I

                                      Name

               The name of the corporation is American National Can Group, Inc. (the "Corporation")."

               Article V of the Certificate of Incorporation of the Corporation is hereby amended by inserting a new subparagraph 5 which shall read in its entirety as follows:

               "(5) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise."

               3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its authorized officer this 28th day of July, 1999.

                              By: /s/ William A. Francois
                                  ----------------------------------------------
                                  Name:  William A. Francois
                                  Title: Senior Vice President, General Counsel
                                          and Secretary

                                                          EXHIBIT 3.1.1 (2 of 2)

                        CERTIFICATE OF CORRECTION OF THE
                   CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
                               OF INCORPORATION OF
                        AMERICAN NATIONAL CAN GROUP, INC.

               American National Can Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

               1. A Certificate of Amendment of the Certificate of Incorporation of the Corporation (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on April 9, 1999. The Certificate of Amendment was defectively adopted and executed and requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware (the "General Corporation Law").

               2. The defect in the Certificate of Amendment is that the Certificate of Amendment was purportedly adopted by the written consent of the stockholders of the Corporation pursuant to Section 228 of the General Corporation Law notwithstanding the fact Article XI of the Certificate of Incorporation of the Corporation prohibits stockholders actions by written consent.

               3. The Certificate of Amendment is therefore null and void and of no effect.

               4. Article I of the Certificate of Incorporation is hereby corrected to read in its entirety as follows:

                                   "ARTICLE I

                                      Name

               The name of the corporation is American National Can Holdings, Inc. (the "Corporation")."

               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed by its authorized officer this 28th day of July, 1999.

                             By: /s/ William A. Francois
                                 -----------------------------------------------
                                 Name:  William A. Francois
                                 Title: Senior Vice President, General Counsel
                                         and Secretary